UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 1, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2010, InfoLogix, Inc. (the “Company”) and its subsidiaries (collectively, the “Borrowers”) borrowed $500,000, and on October 8, 2010, the Borrowers borrowed $1,000,000 (the “Discretionary Credits”) from Hercules Technology Growth Capital, Inc. (“Hercules”) under its revolving credit facility pursuant to the Amended and Restated Loan and Security Agreement dated November 20, 2009, as amended by Amendment No. 1 dated February 19, 2010, Amendment No. 2 dated April 6, 2010, and Amendment No. 3 dated June 25, 2010 (as amended, the “Loan Agreement”) with Hercules.  Each Discretionary Credit will be treated as an overadvance under the Loan Agreement and is repayable on demand and otherwise on the terms applicable to and at the interest rate charged on overadvances provided for in the Loan Agreement, which terms have not been modified for this borrowing, although the parties expect to enter into amendments to the Loan Agreement to eliminate the $500,000 limit on outstanding overadvances.  The Loan Agreement is described more fully in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2010, filed with Securities and Exchange Commission on August 16, 2010 and its current report on Form 8-K dated September 13, 2010, filed with the Securities and Exchange Commission on September 16, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: October 12, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer